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Exhibit 5.23

CONSENT

        The undersigned hereby consents to the references to (1) the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by Yamana Gold Inc. under the United States Securities Act of 1933, as amended, in connection with scientific and technical disclosure of the Alumbrera Mine for Northern Orion Resources Inc. and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: July 19, 2007

/s/ LUIS RIVERA
Luis Rivera

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Exhibit 5.23